Exhibit 99.1

The following description of our business is updated from the business discussion included in our Annual Report on Form 10-K for the year ended December 31, 2006, to conform the discussion to our new segment structure as disclosed in note 15 of the notes to consolidated financial statements filed with this report as Exhibit 99.7.  Unless otherwise indicated, all information is as of December 31, 2006.

PART I

ITEM 1.  BUSINESS

General

Epiq Systems, Inc. is a provider of technology-based solutions for the legal and fiduciary services industries.  Our products and services assist clients with the administration of complex legal proceedings, including electronic discovery, bankruptcy administration and class action administration.  Our clients include law firms, corporate legal departments, bankruptcy trustees, and other professional advisors who require sophisticated case administration and document management capabilities, extensive subject matter expertise and a high service capacity.  We provide clients with an integrated offering of proprietary technology and value-added services that comprehensively address their extensive business requirements.

We were incorporated in the State of Missouri on July 13, 1988, and on July 15, 1988 acquired all of the assets of an unrelated predecessor corporation.

As a part of our strategic business plan, we have made several acquisitions and one disposition over the past five years.  During 2006, we acquired the net assets of Gazes LLC to supplement our ability to provide claims preference services for corporate restructuring clients.  During 2005, we acquired nMatrix, Inc. to enter the market for electronic discovery and Hilsoft, Inc. to enhance our capabilities in legal notification services.  During 2004, we acquired Poorman-Douglas Corporation to enter the market for class action and mass tort administrative services and we completed the disposition of our infrastructure software business, which was held for sale as of December 31, 2003.  During 2003, we acquired Bankruptcy Services LLC (BSI) to enter the market for corporate restructuring administrative services.  During 2002, we acquired the Chapter 7 trustee business of CPT Group, Inc.

Our registered trademarks include TCMS®, CasePower®, CasePower 13™, Documatrix™, and eDatamatrix™.

Our principal executive office is located at 501 Kansas Avenue, Kansas City, Kansas 66105.  The telephone number at that address is (913) 621-9500, and our website address is www.epiqsystems.com.  We make available free of charge through our internet website our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed with or furnished to the SEC as soon as reasonably practicable after we electronically file those reports with or furnish them to the SEC, as well as our code of ethics and other governance documents.  The public may read and copy materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  The contents of these websites are not incorporated into this report.  Further, our references to the URLs for these websites are intended to be inactive textual references only.

Industry Environment

We provide products and services primarily to the legal and fiduciary services industries.  Substantially all of our revenues are generated from services provided within the United States, and substantially all of our assets are located within the United States.  Segment information related to revenues from external customers, a measure of profit or loss, and total assets is contained in note 15 of the notes to consolidated financial statements.  Our clients include leading law firms, corporate legal departments, bankruptcy trustees, and other professional advisors, who use our services for the administration of legal proceedings.  We have organized our business into three operating segments:  electronic discovery, bankruptcy trustee, and settlements and claims.

Electronic Discovery

The substantial increase of electronic documents in the business community has changed the dynamics of how attorneys support discovery in complex litigation matters.  According to the 2006 Socha-Gelbmann Electronic Discovery Survey, the 2005 domestic commercial electronic discovery revenues were estimated at $1.3 billion, an approximate 56% increase from 2004.  According to this same source, the market is expected to continue to grow at a substantial rate from 2006 to 2008, with expected increases of approximately 30% to 35% each year.  Due to the increasing complexity of cases, the increasing volume of data that are maintained electronically, and the increasing volume of documents that are produced in all types of litigation, law firms are increasingly reliant on electronic evidence management systems to organize and manage the electronic discovery process.

Bankruptcy Trustee

Bankruptcy is an integral part of the United States’ economy.  As reported by the Administrative Office of the U.S. Courts for the government fiscal years ended September 30, 2004, 2005, and 2006, there were approximately 1.62 million, 1.78 million, and 1.11 million new bankruptcy filings, respectively.  Our bankruptcy trustee segment is focused on satisfying the business requirements of bankruptcy trustees appointed by the Executive Office for United States Trustees, a division of the Department of Justice, to administer Chapter 7 and Chapter 13 bankruptcy filings.

Chapter 7 is a liquidation bankruptcy for individuals or businesses that, as measured by the number of new cases filed in 2006, accounted for approximately 75% of all bankruptcy filings.  In a Chapter 7 case, the debtor’s assets are liquidated and the resulting cash proceeds are used by the Chapter 7 bankruptcy trustee to pay creditors.  Chapter 7 cases typically last several years.

Chapter 13 is a reorganization model of bankruptcy for individuals that, as measured by the number of new cases filed in 2006, accounted for approximately 24% of all bankruptcy filings.  In a Chapter 13 case, debtors make periodic cash payments into a reorganization plan and a Chapter 13 bankruptcy trustee uses these cash payments to make monthly distributions to creditors.  Chapter 13 cases typically last between three and five years.

The participants in Chapter 7 and Chapter 13 bankruptcy proceeding include a professional bankruptcy trustee, who is responsible for administering the bankruptcy case, the debtor, the debtor’s counsel, the creditors, and the bankruptcy judge.

Settlements and Claims

Our settlements and claims segment supports the administration of complex legal proceedings that involve notification of a class of claimants or creditors and the administration of funds related to settlement with the class of claimants or creditors for Chapter 11 bankruptcies and class action and mass tort lawsuits.

Chapter 11 is a reorganization model of bankruptcy for corporations that, as measured by the number of new cases filed in fiscal 2006, accounted for approximately 1% of all bankruptcy filings.  Chapter 11 generally allows a company, often referred to as the debtor-in-possession, to continue operating under a plan of reorganization to restructure its business and to modify payment terms of both secured and unsecured obligations.  Chapter 11 cases typically last several years.  Key participants include the debtor-in-possession, the debtor’s counsel, the creditors, the creditors’ counsel, and the bankruptcy judge.

Class action and mass tort refer to litigation in which class representatives bring a lawsuit against a defendant company or other persons on behalf of a large group of similarly affected persons (the class).  Mass tort refers to class action cases that are particularly large or prominent.  The class action and mass tort marketplace is significant, with estimated annual tort claim costs of approximately $260 billion in 2005, according to an update study issued in 2006 by Towers Perrin.  Administrative costs, which include costs, other than defense costs, incurred by either the insurance company or self-insured entity in the administration of claims comprise approximately 20% of this total.  Key participants in this marketplace include law firms that specialize in representing class action and mass tort plaintiffs and other law firms that specialize in representing defendants.  Class action and mass tort litigation is often complex and the cases, including administration of any settlement, may last several years.

Products and Services

Electronic Discovery

Our electronic discovery business provides processing and search and review services to companies and the litigation departments of law firms.  Our eDataMatrix™ software  analyzes, filters, deduplicates and produces documents for review.  Produced documents are made available primarily through a hosted environment, and our DocuMatrix™ software allows for efficient plaintiff and defendant counsel review and data requests.

Significant sources of revenue include:

•                  Fees related to the conversion of data into an organized, searchable electronic database. The amount we earn varies primarily on the size (number of documents) and complexity of the engagement; and

•                  Hosting fees based on the amount of data stored.

Bankruptcy Trustee

Our bankruptcy trustee business provides the trustee with software that enables the trustee to efficiently administer a large volume of cases simultaneously.  The bankruptcy trustee’s primary responsibilities include liquidating the debtor’s assets or collecting funds from the debtor, distributing the collected funds to creditors pursuant to the orders of the bankruptcy court and preparing regular status reports for the Executive Office for United States Trustees and for the bankruptcy court.

The primary sources of revenue are deposit-based fees, earned primarily on a percentage of Chapter 7 total liquidated assets placed on deposit with a designated financial institution by our trustee clients to whom we provide, at no charge, software licenses, limited hardware and hardware maintenance, and postcontract customer support (PCS) services, as well as the number of cases managed by a Chapter 13 bankruptcy trustee.  The fees earned based on total liquidated assets placed on deposit by our trustee clients may vary based on fluctuations in short-term interest rates.

Settlements and Claims

Through our settlements and claims business, we provide clients with back-office administrative support services related to complex legal proceedings that involve notification of claimants or creditors as well as the administration of funds related to settlement with the class of claimants or creditors for Chapter 11 bankruptcies and class action and mass tort lawsuits.  These engagements may last several years and have both recurring and non-recurring revenue components.  Significant sources of revenue include:

•                  Professional services fees, data hosting fees, and volume-based fees related to the management of large volumes of electronic data in support of a legal proceeding.

•                  Professional and other support services related to the administration of cases, including data conversion, claims processing, claims reconciliation, professional consulting services, and settlement administration.

•                  Call center support to process and respond to telephone inquiries related to creditor and class action claims.

•                  Legal noticing services to parties of interest in bankruptcy and class action matters, including media campaign and advertising management, in which we coordinate notification through various media outlets, such as print, radio and television, to potential parties of interest for a particular client engagement, and

•                  Reimbursement for costs incurred related to postage on mailing services.

Customers

Electronic Discovery

Our electronic discovery customers are typically large corporations that use our products and services cooperatively with their legal counsel or other professional advisors to manage the electronic discovery process for complex litigation matters.

Bankruptcy Trustee

Our bankruptcy trustee customers are Chapter 7 and Chapter 13 professional bankruptcy trustees.  The Executive Office for United States Trustees, a division of the U.S. Department of Justice, appoints all bankruptcy trustees.  The application of Chapter 7 bankruptcy regulations has the practical effect of discouraging trustee customers from incurring direct administrative costs for computer system expenses.  As a result, we provide our Chapter 7 products and services to trustee customers at no direct charge, and our trustee customers maintain deposit accounts for bankruptcy cases under their administration at a designated banking institution.  We have marketing arrangements with various banks under which we provide the bankruptcy trustee case management software and related services and the bank provides the bankruptcy trustee with deposit-related banking services.  Prior to April 1, 2004, we had an exclusive marketing arrangement with Bank of America for Chapter 7 trustee software and services.  Since April 1, 2004, we have established new deposit relationships with additional financial institutions.  During the year ended December 31, 2006, a substantial majority of our Chapter 7 trustee clients’ deposits were maintained at Bank of America.  See note 9 of the notes to consolidated financial statements.

Settlements and Claims

Our settlement and claims’ customers are primarily large companies that are administering the settlement or resolution of class action cases and debtor corporations or businesses that file a plan of reorganization.  We sell our services directly to those customers as well as other interested parties, including legal counsel, who often provide access to these customers.

Sales and Marketing

Our sales executives market our products and services directly to prospective customers and referral law firms through on-site sales calls and through longstanding relationships.  We focus on attracting and retaining customers by providing superior integrated technology solutions and by providing exceptional customer service.  Our client support specialists are responsible for providing ongoing support services for existing customers.  Additionally, we maintain a website that clients and potential clients may access to obtain additional information related to solutions we offer, various client relationship associates attend industry trade shows, and we conduct direct mail campaigns and advertise in trade journals.

Competition

There are a variety of companies competing, primarily on the basis of quality of service, technology innovations, and price, for the finite number of available client engagements that become available each year.  Competitors include BMC Group, Inc., Bankruptcy Management Solutions, Inc., Kurtzman Carson Consultants LLC, Electronic Evidence Discovery, Inc., Fios, Inc., The Garden City Group Inc., Kroll Ontrack, Inc., Rust Consulting Inc., The Trumbull Group, Zantaz, Lexis Nexis Applied Discovery and others.  Additionally, certain law firms, accounting firms, management consultant firms, turnaround specialists and crisis management firms offer certain products and services that compete with ours.

Government Regulation

Our products and services are not directly regulated by the government.  However, our bankruptcy trustee and certain of our settlements and claims’ clients are subject to significant regulation under the United States Bankruptcy Code (the Bankruptcy Code), the Federal Rules of Bankruptcy Procedure and local rules and procedures established by bankruptcy courts.  Additionally, the Executive Office for United States Trustees, a division of the United States Department of Justice, oversees the federal bankruptcy system and establishes administrative rules governing our clients’ activities.  Furthermore, class action and mass tort cases, as well as electronic discovery requirements related to litigation, are subject to various federal and state laws, as well as rules and procedures established by the courts.

In February 2005, new federal class action and tort reform legislation was passed by Congress and signed into law by President Bush.  The primary impact of the new federal legislation is to require that certain types of class action lawsuits be brought in federal court rather than state courts.  Based on the report “The Impact of the Class Action Fairness Act of 2005, Second Interim Report to the Judicial Conference Advisory Committee on Civil Rules,” issued by the Federal Judicial Center in September 2006, this legislation has resulted in an increase in filings in federal district courts and/or removals from state courts to federal courts.  The slower processing of class action lawsuits in federal courts could delay the ultimate settlement of those cases, which could adversely affect the timing of services we provide in those cases.  Similar to this recent federal legislation, there have been various efforts at the state level to modify and reform the laws and procedures related to class action and mass tort.  We cannot predict the effect, if any, that state legislative action would have on the number or size of class action and mass tort lawsuits filed or on the claims administration process.

In April 2005, the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 was passed by Congress and signed into law by President Bush.  The intent of this legislation, which became effective October 2005, is to move certain individual bankruptcy filings from Chapter 7, which liquidates most of the debtor’s assets and discharges most of the debtor’s liabilities, to Chapter 13 which does not liquidate the debtor’s assets but which requires a debtor to pay disposable income to their creditors.  The legislation also affects Chapter 11 bankruptcy filings, in part by restricting the period of time in which a debtor has the exclusive right to file and obtain acceptance of a plan of reorganization, accelerating the time frame within which a debtor must accept or reject executory contracts and unexpired leases, and potentially increasing certain priority claims.  While the bankruptcy reform legislation had the effect of a significant increase in bankruptcy filings prior to the effective date of the law in fiscal 2005 and a corresponding significant drop in bankruptcy filings in fiscal 2006, this fluctuation in the number of filings did not appear to have any meaningful impact on our bankruptcy management business or revenues because (i) the fluctuation in filings appear to have been primarily in “no asset” Chapter 7 cases, and (ii) a slight shift of Chapter 7 cases to Chapter 13 cases, neither of which had a material impact on our bankruptcy revenues.

In April 2006, the United States Supreme Court approved certain amendments to the Federal Rules of Civil Procedure (“FRCP”) regarding the discovery in litigation of certain “electronically stored information” (“ESI”).  These amendments became effective on December 1, 2006.  Among other things, the FRCP amendments (i) require early attention by parties in litigation to meet and confer regarding discovery issues and to develop a discovery plan that identifies and addresses the parties’ ESI, (ii) expand the reach of federal court subpoenas to include ESI, (iii) allow for parties to object to production of ESI that is not reasonably accessible due to the undue burden or cost associated with such retrieval, and (iv) provide a “safe harbor” to parties unable to provide ESI lost or destroyed as a result of the routine, good-faith operation of an electronic information system.  While these federal rules do not apply in state court proceedings, the civil procedure rules of many states have been closely modeled on these provisions.  As a result of this new legislation, the electronic discovery market may experience an increase in volume and demand.  However, these federal and state rules will continue to evolve and be subject to interpretation by courts.  Therefore, we cannot predict the effect, if any, that this legislation will have on our business in future years.

Employees

As of December 31, 2006, we employed approximately 500 full-time employees, none of whom is covered by a collective bargaining agreement.  We believe the relationship with our employees is good.